UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 12, 2008

BRT REALTY TRUST
(Exact name of Registrant as specified in charter)

Massachusetts	001-07172	13-2755856
(State or other	(Commission file No.)	(IRS Employer
jurisdiction of		I.D. No.)
incorporation)

60 Cutter Mill Road, Suite 303, Great Neck, New York    11021
 (Address of principal executive offices)                      (Zip code)

        Registrant's telephone number, including area code     516-466-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⁪           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁪           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁪           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁪           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 14, 2008, TRB Crestbrook LLC, a wholly-owned subsidiary of BRT Realty Trust, entered into a contract of sale with Chad M. Ray, an individual, pursuant to which TRB Crestbrook LLC agreed to sell, and Mr. Ray agreed to purchase, a residential apartment complex in Madison, Tennessee for a purchase price of $2,430,000.   On December 12, 2008, TRB Crestbrook LLC and Mr. Ray agreed to extend the due diligence period.

Item 1.02. Termination of a Material Definitive Agreement.

On December 16, 2008, during the due diligence period, OSM Investments Company terminated that certain contract of sale with a wholly-owned subsidiary of BRT Realty Trust, pursuant to which OSM Investments Company agreed to purchase a residential apartment complex in Smyrna, Tennessee for a purchase price of $6,612,000.

On December 12, 2008, during the due diligence period, Embassy Group LLC terminated each of (i) that certain contract of sale with two wholly-owned subsidiaries of BRT Realty Trust, pursuant to which Embassy Group LLC agreed to purchase two residential apartment complexes in Madison, Tennessee for an aggregate purchase price of $7,350,000 and (ii) that certain contract of sale with a wholly-owned subsidiary of BRT Realty Trust, pursuant to which Embassy Group LLC agreed to purchase a residential apartment complex in Madison, Tennessee for a purchase price of $7,900,000.

Reference is made to the registrant’s Current Report on Form 8-K, dated December 8, 2008 and the registrant’s Annual Report on Form 10-K, dated December 11, 2008.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRT REALTY TRUST

Date: December 17, 2008	By:	/s/ Simeon Brinberg
Simeon Brinberg Senior Vice President